Exhibit 3.155

ARTICLES OF INCORPORATION
OF SOUTHWEST AMBULANCE — LAS VEGAS, INC.
a Nevada corporation

The undersigned, being the original Incorporators herein named, for the purpose of forming a corporation under the close corporation laws of the State of Nevada, in NRS 78A.020 et. sec., do hereby make and file these Articles of Incorporation by declaring and certifying that the facts herein stated are true:

ARTICLE I
NAME

The name of the Corporation is:

SOUTHWEST AMBULANCE - LAS VEGAS, INC.

ARTICLE II
RESIDENT AGENT & REGISTERED OFFICE

Section 2.01 Resident Agent.  The name and address of the resident agent for service of process is:

John Wilson
3720 Howard Hughes Parkway
Suite 170
Las Vegas, NV 89109

Section 2.02 Registered Office.  The address of its registered office is:

3720 Howard Hughes Parkway
Suite 170
Las Vegas, NV 89109

Section 2.03 Other Offices.  The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine.  Any meeting of the directors and/or stockholders held outside the State of Nevada shall have the same effect as if held in the State of Nevada.

ARTICLE III
SHARES OF STOCK

Section 3.01 Authorized Shares. The amount of the total authorized capital stock of this corporation is Ten Thousand (10,000) shares at (.01) par value.  All such stock shall be designated as Common Stock.  The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

Section 3.02 Preferred Shares.  The Board of Directors may issue such shares of preferred shares in one or more series, at such price and with such voting powers, designations, preferences, rights qualifications, limitations or restrictions thereof as permitted by Nevada Law.  The issuance of the preferred shares shall be authorized by a vote of not less than sixty-two (62%) percent of the entire Board of Directors of the corporation.

Section 3.03 Stock Rights and Options.  The corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its authorized capital stock of any class or classes, upon such terms and conditions at such times and prices as the Board of Directors may provide.  The terms and conditions shall be incorporated in an instrument or instruments evidencing such rights.  In the absence of fraud, the judgment of the Board of Directors as to the adequacy of consideration for the issuance of such rights or options shall be conclusive.

ARTICLE IV
DIRECTORS

Section 4.01 Governing Board.  The members of the governing board of the Corporation shall be styled as directors.

Section 4.02 Initial Board of Directors.  The Initial Board of Directors shall consist of five (5) members.  The name and address of the members of the Board of Directors are as follows:

John Wilson	3720 Howard Hughes Parkway,
Suite 170
Las Vegas, Nevada 89109

Sharon Henry	3720 Howard Hughes Parkway,
Suite 170
Las Vegas, Nevada 89109

Jack E. Brucker	8401 East Indian School Road
Scottsdale, Arizona 85251

William B. Crowell	8401 East Indian School Road
Scottsdale, Arizona 85251

Larry Kifer	201 Starlight
Las Vegas, Nevada 89107

Each Director shall serve as a Director until the first annual meeting of the stockholders or until their successor(s) shall have been elected and qualified.

Section 4.03 Change in Number of Directors.  The number of directors may be increased or decreased by a duly adopted amendment to these Articles and the Bylaws of the Corporation, provided however the number of Board Members may not exceed six (6) nor be reduced to less than four (4).

ARTICLE V
INCORPORATOR

The name and address of the incorporator is:

John Wilson
3720 Howard Hughes Parkway
Suite 170
Las Vegas, NV 89109

ARTICLE VI
SHAREHOLDERS AGREEMENT

It is contemplated by the shareholder’s of this corporation that as soon as practicable after the filing of these articles, the shareholders will enter into a shareholders agreement which in addition to these articles and by bylaws shall govern the rights, duties, responsibilities and obligations of the shareholders and Board of Directors for this corporation.

ARTICLE VII
RESTRICTION ON TRANSFER OF STOCK

The stock of this corporation may not be encumbered, sold, transferred or otherwise disposed of except in accordance with the terms and conditions of the shareholder agreement, which shall be hereinafter adopted.

ARTICLE VIII
DIRECTORS’ AND OFFICERS’ LIABILITY

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of the Business Judgment Rule.  This Article, however, shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300.  Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, or upon receipt of an undertaking or surety by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, or employee for any and all services or conduct rendered on behalf of the Corporation during such director’s officer’s, or employee’s tenure with the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
AMENDMENTS

One Hundred percent (100%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation.

IN WITNESS WHEREOF, I have executed these Articles on this 22nd day of March, 1999.

/s/ John Wilson
John Wilson

/s/ Sharon Henry
Sharon Henry

STATE OF NEVADA	)
)ss.
COUNTY OF CLARK	)

On this 22nd day of March, 1999 personally appeared before me, a Notary Public, John Wilson, who acknowledged to me that he executed the foregoing instrument for and on behalf of HIMSELF.

/s/ Janet A. Spano
Notary Public

My Commission Expires:

STATE OF NEVADA	)
)ss.
COUNTY OF CLARK	)

On this 22nd day of March, 1999, personally appeared before me, a Notary Public, Sharon Henry, who acknowledged to me that she executed the foregoing instrument for and on behalf of HERSELF

/s/ Janet A. Spano
Notary Public

My Commission Expires:

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

[                            ] of Southwest Ambulance, I, John Wilson., located in Clark County at 3720 Howard Hughes Parkway, Suite 170, Las Vegas, NV 89109, hereby accept the appointment as Resident Agent of the above-entitled Corporation in accordance with NRS 78.090.

Furthermore, that the mailing address for the above registered office is 2730 Howard Hughes Parkway, Suite 170, Las Vegas, NV 89109.

IN WITNESS WHEREOF, I hereunto set my hand this 22nd day of March, 1999.

/s/ John Wilson
John Wilson

Important: Read attached Instructions before completing form:	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of Corporation:
SOUTHWEST AMBULANCE-LAS VEGAS, INC.

2.  The articles have been amended as follows (provide article numbers, if available):

Article I of the Articles of Incorporation are detailed in its entirely and              as follows:

ARTICLE I
NAME

The name of the Corporation is:

MEDICWEST AMBULANCE, INC.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is                             .

4.  Effective date of filing: (optional)

(must be no later than 90 days after the certificate is filed

5. Officer Signature (required):

If any proposed                          would alter or change any                                or other right given to any class or                                  of outstanding shares,  than the                    must be approved by the vote in                                                                                      vote                                                         of                                                     of                                                                                                of the voting power of such class or                           - affected by the                                                                 of                           — or                              on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This               - must be accompanied by appropriate fees.  See attached

USE BLACK INK ONLY — DO NOT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
MedicWest Ambulance, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

Section 3.01 of Article III of the Articles of Incorporation, as amended, is hereby deleted and replaced in its entirety with the following:

Section 3.01 Authorized Shares.  The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Fourteen Thousand Four Hundred Twenty-Eight (114,428) shares, per value of $0.01 per share of Common Stock (“Common Stock”).

See Attachment Page for Additional Information

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  Unanimous (100%)

4.  Effective date of filing: (optional)

(must be no later than 90 days after the certificate is filed

5. Officer Signature (Required):

“if any proposed amendment would alter or change                                             or any                        or other right given to any             - or                of outstanding shares, then the amendment must be approved by the vote in addition in the alternative vote otherwise required of the holders of shares requiring a majority of the voting power of each other or series affected by the amendment                of                     - or                              on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

MedicWest Ambulance, Inc., a Nevada corporation

Attachment Page to the Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Continuation of Item 2.

Article VIII of the Articles of Incorporation of MedicWest Ambulance, Inc., as amended, is hereby deleted and replaced in its entirety with the following:

“ARTICLE VIII
DIRECTORS’ AND OFFICERS’ LIABILITY

The personal liability of the directors and officials of the Corporation is hereby eliminated to the fullest extent permitted by to provision of the Nevada Revised Statutes and particularly Section 78.037.1 thereof, as the same nay be amended and supplemented.  Any subsequent amendment, repeal or modification of this Article VIII shall be prospective and shall not affect the rights under this Article VIII in affect at the time of the alleged occurrence of any act or omission; to act giving rise to personal liability.”

***

Article IX of the Articles of Incorporation of MedicWest Ambulance, Inc, as amended, is hereby deleted end replaced in its entirety with the following:

“ARTICLE IX
INDEMNITY

The Corporation shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, as the same may hereafter be amended and supplemented, indemnify the officers and directors of the Corporation from and against any and all of the expenses, liabilities or other meters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office, and shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons.  The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as, such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation.

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in such person’s capacity as a director or officer or arising out of such person’s status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

Any subsequent amendment, repeal or modification of this Article IX shall be prospective and shall not affect the rights under this Article IX in effect at the time of the alleged occurrence of any act or omission to act giving rise to indemnification.”

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

1.  Nine of corporation:

MedicWest Ambulance, Inc.                             (C6765-1999)

2.  The articles have been amended as follows: (provide article numbers, if available)

1.  Section 4.03 of ARTICLE IV of the Articles of Incorporation of MedicWest Ambulance, Inc. (the “Corporation”), as amended, is hereby deleted and replaced in its entirety with the following:

“Section 4.03 Change in Number of Directors.  The number of directors may be increased or decreased in accordance with the provisions of the Bylaws of the Corporation provided, however, that the number of directors may not be reduced to less than one (1).”

(continued on Exhibit A attached hereto)

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:               $100%

4.  Effective date of filing: (optional)

(must be no later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

If any proposed amendment would alter or change any performance or any                  or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of such class or series affected by the amendment re         to                                  or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State
Revised

Exhibit A to Certificate of Amendment
to
Articles of Incorporation
of
MedicWest Ambulance, Inc.

(Continuation of Item 2)

2.                                       ARTICLES VI and VII of the Articles of Incorporation of the Corporation, as amended, are hereby deleted in their entirety.

3.                                       ARTICLES VIII (DIRECTORS’ AND OFFICERS’ LIABILITY) and IX (INDEMNITY) of the Articles of Incorporation of the Corporation, as amended, are hereby renumbered consecutively as ARTICLES VI and VII, respectively, and all references therein to Articles shall be amended as the context may require.